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                                  EXHIBIT 4.12

                                 PROMISSORY NOTE

$20,000                                                FERNANDINA BEACH, FLORIDA

                                                        AS OF SEPTEMBER 30, 1998


         FOR VALUE RECEIVED, MONGOOSE INVESTMENTS, LLC., a Georgia Limited Liability Company (hereinafter referred to as "Payor"), promises to pay to the order of NANCY ESTROFF SMYTH, an individual (hereinafter referred to as "Holder"), the principal sum of Eighty Five Thousand Dollars ($85,000). Said principal shall bear interest at the rate of eighteen percent (18%). Interest shall due and payable on so much of the principal as has been disbursed from time to time and shall be calculated on the basis of a three hundred sixty (360) day year. Principal and interest shall be at such place as Holder may designate and shall mature and be payable on demand. Payor acknowledges and agrees that any amounts which have been disbursed prior to the execution hereof are covered by and included in the principal amount hereunder.

         Payments shall be made in currency of the United States of America, which at the time of payment shall be legal tender for the payment of public and private debts.

         Payor shall have the right to prepay the principal amount outstanding in whole or in part at any time without penalty. Payor hereby waives all presentment, demand, notice of dishonor, and protest. Payor hereby renounces and waives all exemption rights allowed by the Constitution and laws of Florida or any other State of the United States, as against this Note or any renewal thereof.

         If Payor fails to pay any amount payable hereunder within five (5) days of demand. Payor shall be in default hereunder. In addition, a default shall exist hereunder upon the occurrence of any of the following events: (i) Payor becomes insolvent as defined in the Uniform Commercial Code as in effect at that time in Florida; (ii) Payor makes an assignment for the benefit of creditors or riles a petition in bankruptcy; or (iii) a default shall exist under the terms of the Stock Pledge Agreement executed by the Payor on this date;

         Payor acknowledges that its obligation to pay all sums due under this
Note is absolute and unconditional and that such obligation is not subject to any defense, counterclaim, right of setoff or recoupment.

         Payor shall pay all costs of collection, including, but not limited to, reasonable attorneys' fees if collected by or through an attorney at law. The instrument shall be governed by and interpreted in accordance with the laws of the State of Florida. Payor acknowledges that this Note has been entered into and monies advanced in the State of Florida, and Payor acknowledges and agrees that Payor is personally subject to the jurisdiction of the State of Florida.

         Payor, as used herein, shall include the undersigned and all endorsers, guarantors, and sureties of this Note, and shall also include the legal representatives, successors and assigns of the Payor, all of whom shall be jointly and severally liable hereunder. Words herein importing the masculine shall include females, and words importing persons shall include bodies corporate, and the singular shall include the plural, and vice-versa. The rights of Holder hereunder shall inure to the benefit of its legal representatives, successors and assigns.

         Except for any notice required under applicable law to be given in another manner, any notice provided for in this Note shall be given in writing, by hand delivery or by mailing such notice by certified mail, postage prepaid to the address shown below or to such other address as either party may designate by notice to the other as provided herein. Any notice provided for in this Note shall be deemed to have been given to Payor or Holder when given in the manner designated herein. Notice given as hereinabove provided shall be deemed received by the party to whom it is addressed on the third calendar day following the date on which said notice is deposited in the mail.

         (a)      TO HOLDER:                Nancy Estroff Smyth
                                            7276 Sanctuary Lane
                                            Fernandina Beach, Florida 32034


         (b)      TO PAYOR:                 Mongoose Investments, LLC




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                              7276 Sanctuary Lane
                        Fernandina Beach, Florida 32034

         The waiver of a breach of any provision, term or condition of this Note shall not operate or be construed as a waiver of any subsequent breach, and the acceptance of a past due payment shall not be construed as a waiver of Holder's rights to require strict compliance with all terms and conditions herein.

         Time is of the essence of this Note.

         IN WITNESS WHEREOF, the undersigned have caused this Note to be executed this 30th day of September, 1998.

                                            Mongoose Investments, LLC


                                            By:
                                               ---------------------------------
                                               Richard Smyth

THIS NOTE SHALL BE TRANSFERRED AND ASSIGNED TO LAHAINA ACQUISITIONS, INC., AS OF DECEMBER 7, 1998 AS A PART OF THE ACQUISITION OF THE STOCK OF BEACHSIDE COMMONS I, INC.


                                            By:
                                               ---------------------------------
                                               Richard Smyth, Chairman,
                                               Lahaina Acquisitions, Inc.


                                            By:
                                               ---------------------------------
                                               Gerald Sullivan, Vice Chairman,
                                               Lahaina Acquisitions, Inc.




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